Exhibit 4.6

FORM 51 – 102F3

MATERIAL CHANGE REPORT

UNDER NATIONAL INSTRUMENT 51-102

ITEM 1	Name and Address of Company

Ares Strategic Mining Inc.

1001 – 409 Granville Street

Vancouver, British Columbia, V6C 1T2

(the “Company”)

ITEM 2	Date of Material Change

May 22, 2026

ITEM 3	News Release

The news release dated May 19, 2026 was disseminated via TheNewswire.ca Inc

ITEM 4	Summary of Material Change

The Company announced that, further to its news release dated May 19, 2026, Lorenzo Esteva was appointed as Director while Paul Sarjeant and Raul Sanabria resigned as Directors

ITEM 5	Full Description of Material Change

5.1	Full Description of Material Change

The material changes are fully described in Item 4 above and in the News Release filed on SEDAR at www.sedar.com.

5.2	Disclosure for Restructuring Transactions

Not Applicable.

ITEM 6	Reliance on subsection 7.1(2) of National Instrument 51-102

Not Applicable.

ITEM 7	Omitted Information

Not Applicable.

ITEM 8	Executive Officer

James Walker

President and Chief Executive Officer

(604) 345-1576 or at jwalker@aresmining.com

ITEM 9	Date of Report

May 22, 2026